Exhibit 99.1

PTC Therapeutics Announces Strategic Financing Collaboration
with Blackstone with up to $1 Billion in Funding

- Blackstone investment accelerates innovative product pipeline –

- PTC will leverage Blackstone’s network and life sciences expertise to broaden business development effort –

- PTC to receive $350 million in cash at close -

SOUTH PLAINFIELD, N.J., & NEW YORK, N.Y. Oct. 27, 2022 -- PTC Therapeutics, Inc. (NASDAQ: PTCT) today announced that it has entered into a strategic financing collaboration with funds managed by Blackstone (NYSE: BX) to support its mission to reach a steady-state of delivering at least one therapy every 2-3 years to continue to bring transformative medicines to patients globally. As part of the collaboration, funds managed by Blackstone Life Sciences and Blackstone Credit will provide PTC with an initial $500 million commitment, including $350 million in low-cost, low-dilution capital at close.

“This strategic financing will support the acceleration of PTC’s robust and diversified pipeline, business development opportunities and general corporate purposes,” said Emily Hill, Chief Financial Officer, PTC Therapeutics. “Our strong internal drug development and commercialization efforts, record of business development and value creation, combined with Blackstone’s network and life sciences expertise, puts PTC in a strong position to continue to execute our mission.”

This collaboration with Blackstone capitalizes on PTC’s multiple innovative therapeutic platforms and its proven track record of delivering transformative treatments to patients living with rare diseases. The customized senior secured term loan investment by Blackstone is collateralized by Translarna™, Emflaza®, Upstaza®, sepiapterin, and vatiquinone.

Specifically, the transaction is comprised of the following components:

•	$300 million of senior secured debt at 7.25% + SOFR for a seven-year term

•	$50 million purchase of PTC common stock

•	$150 million delayed draw debt for up to 18 months

•	$500 million in potential credit facility or other investment capital to support business development opportunities, subject to mutual agreement between Blackstone and PTC

Commenting on the arrangement, Kiran Reddy, MD and Craig Shepherd, Senior Managing Directors with Blackstone Life Sciences said, “This transaction demonstrates our unique ability, in partnership with Blackstone Credit, to combine deep domain expertise and flexible scale capital in the life sciences, helping to grow impressive companies like PTC Therapeutics as they optimize their capital structure and advance important treatments for patients. PTC has a deep track record of bringing life-changing therapies to patients and we are excited to support them as they launch important initiatives with the goal of commercializing new medicines.”

Brad Colman, Senior Managing Director with Blackstone Credit added, “The collaboration represents how Blackstone can support world-class life sciences and healthcare companies – providing critical resources to help grow their businesses. Our collaboration will enable PTC to study new potential medicines and brings them a secure, long-term capital solution.”

Advisors

WilmerHale served as legal counsel to PTC Therapeutics. Ropes & Gray LLP served as legal counsel to Blackstone.

About PTC Therapeutics, Inc.

PTC is a science-driven, global biopharmaceutical company focused on the discovery, development and commercialization of clinically differentiated medicines that provide benefits to patients with rare disorders. PTC's ability to innovate to identify new therapies and to globally commercialize products is the foundation that drives investment in a robust and diversified pipeline of transformative medicines. PTC’s mission is to provide access to best-in-class treatments for patients who have little to no treatment options. PTC’s strategy is to leverage its strong scientific and clinical expertise and global commercial infrastructure to bring therapies to patients. PTC believes this allows it to maximize value for all its stakeholders. To learn more about PTC, please visit us at www.ptcbio.com and follow us on Instagram, Facebook, Twitter, and LinkedIn.

About Blackstone Life Sciences

Blackstone Life Sciences is an industry-leading private investment platform with capabilities to invest across the life cycle of companies and products within the key life science sectors. By combining scale investments and hands-on operational leadership, Blackstone Life Sciences helps bring to market promising new medicines and medical technologies that improve patients’ lives. More information is provided at https://www.blackstone.com/our-businesses/life-sciences/.

About Blackstone Credit

Blackstone Credit is one of the world’s largest credit-focused asset managers, with $234 billion in AUM. We seek to generate attractive risk-adjusted returns for our clients by investing across the entire corporate credit market, from public debt to private loans. Our capital supports a wide range of companies across sectors and geographies, enabling businesses to expand, invest, and navigate changing market environments.

For More Information:

Investors:

Kylie O'Keefe
+1 (908) 300-0691
kokeefe@ptcbio.com

Media:

Jeanine Clemente

+1 (908) 912-9406
jclemente@ptcbio.com

Blackstone

Kate Holderness

kate.holderness@blackstone.com

+1 646 482 8774

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. All statements contained in this release, other than statements of historic fact, are forward-looking statements, including statements regarding: PTC’s expected use of proceeds from its secured credit facility with Blackstone and related equity sale; the future expectations, plans and prospects for PTC, including with respect to the expected timing of clinical trials and studies, availability of data, regulatory submissions and responses and other matters; PTC's expectations with respect to the licensing, regulatory submissions and commercialization of its products and product candidates; PTC's strategy, future operations, future financial position, future revenues, projected costs; and the objectives of management. Other forward-looking statements may be identified by the words, "guidance", "plan," "anticipate," "believe," "estimate," "expect," "intend," "may," "target," "potential," "will," "would," "could," "should," "continue," and similar expressions.

PTC's actual results, performance or achievements could differ materially from those expressed or implied by forward-looking statements it makes as a result of a variety of risks and uncertainties, including those related to: the outcome of pricing, coverage and reimbursement negotiations with third party payors for PTC's products or product candidates that PTC commercializes or may commercialize in the future; significant business effects, including the effects of industry, market, economic, political or regulatory conditions; changes in tax and other laws, regulations, rates and policies; the eligible patient base and commercial potential of PTC's products and product candidates; PTC's scientific approach and general development progress; PTC's ability to satisfy its obligations under the terms of the secured credit facility with Blackstone; the sufficiency of PTC's cash resources and its ability to obtain adequate financing in the future for its foreseeable and unforeseeable operating expenses and capital expenditures; and the factors discussed in the "Risk Factors" section of PTC's most recent Annual Report on Form 10-K, as well as any updates to these risk factors filed from time to time in PTC's other filings with the SEC. You are urged to carefully consider all such factors.

As with any pharmaceutical under development, there are significant risks in the development, regulatory approval and commercialization of new products. There are no guarantees that any product will receive or maintain regulatory approval in any territory, or prove to be commercially successful.

The forward-looking statements contained herein represent PTC's views only as of the date of this press release and PTC does not undertake or plan to update or revise any such forward-looking statements to reflect actual results or changes in plans, prospects, assumptions, estimates or projections, or other circumstances occurring after the date of this press release except as required by law.